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                                                                       Exhibit 2

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              PMM GK INVESTMENT LLC

                  This Limited Liability Company Agreement, dated as of December 20, 1999 (this "Agreement"), of PMM GK Investment LLC, is entered into by Paul
M. Montrone, as the sole member (the "Member").

                  The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

                  1. Name. The name of the limited liability company formed hereby is PMM GK Investment LLC (the "Company").

                  2. Term. The term of the Company shall commence on the filing of the certificate of formation of the Company attached hereto as Annex A (the "Certificate of Formation") at the office of the Secretary of State of the State of Delaware and shall continue in perpetuity, unless the Company is dissolved or terminated pursuant to Section 9 of this Agreement.

                  3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

                  4. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

                  5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.







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                  6. Principal Place of Business. The address of the principal place of business of the Company is c/o Wilmington Trust Company, 1100 N. Market Street, Wilmington, Delaware 19890.

                  7. Member. The name and the mailing address of the Member are Paul M. Montrone c/o Wilmington Trust Company, 1100 N. Market Street, Wilmington, Delaware 19890, n/o PMM GK Investment LLC, attention: Matthew G. Waschull.

                  8. Management of the Company. (a) The property, business and affairs of the Company shall be managed and conducted by the Manager of the Company, which Manager shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by a "manager" (within the meaning of Section 102(p) of the Act) under the laws of the State of Delaware. The Manager of the Company may be appointed or removed by the Member at any time and from time to time, with or without cause. Initially, Paul M. Montrone shall be Manager of the Company.

                  (b) The Company may only act and bind itself through the actions of the Manager, or through the actions of the agents and employees of the Company (as described in paragraph (c) of this Section 8) if and to the extent authorized by this Agreement or by the Manager in accordance with the provisions of this Agreement.

                  (c) The Manager may (i) authorize by written action any person to enter into and perform any agreement on behalf of the Company, (ii) appoint a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries and other officers of the Company, with the duties and powers described in paragraphs (e) and (f) of this Section 8, and (iii) appoint individuals, with such titles as he may select, as employees of the Company to act on behalf of the Company, with such power and authority as the Manager may delegate from time to time to any such person. Any such persons, officers and employees designated by the Manager to act on behalf of the Company may be appointed or removed by the Manager at any time and from time to time, with or without cause.

                  (d) Any person or entity dealing with the Company, the Manager or any of the persons described in paragraph (c) above (collectively, the "Authorized Persons") may rely upon a certificate signed by the Manager (or the Secretary of the Company), as to the identity of the Member, the Manager, or an Authorized Person and as to the authority of the Manager or such Authorized Person to execute and deliver any instrument or document on behalf of the Company.

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                  (e) The Secretary and each Assistant Secretary, if any, of the
Company shall (i) keep the records of all meetings and written actions of the Manager and the Member, (ii) be the custodian of all contracts, deeds, documents and other indicia of title to properties owned by the Company and of its other corporate records, (iii) perform all general duties and have all powers incident to the office of the secretary of a corporation organized under the laws of Delaware, and (iv) perform such other duties and exercise such other powers as may from time to time be prescribed by the Manager. The duties of the Secretary may be performed by one or more employees or agents of the Company, to be appointed by the Manager.

                  (f) The President and each Vice President, if any, of the Company shall perform such duties and exercise such powers as may be assigned to each of them from time to time by the Manager and shall have the authority to act on behalf of the Company, subject to the terms and conditions of this Agreement.

                  9. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) the resignation, expulsion, bankruptcy or dissolution of the Member or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                  10. Initial Capital Contribution. The Member agrees to contribute $100, in cash, and no other property, to the Company.

                  11. Additional Contributions. The Member shall have the right, but not the obligation, to make additional capital contributions to the Company at the times and in the amounts determined by the Member.

                  12. Distributions. Distributions may be made to the Member at the times and in the aggregate amounts determined by the Manager. Notwithstanding anything to the contrary contained herein, the Company, and the Manager on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

                  13. Transfers. The Member shall be permitted to transfer all or any portion of its interest in the Company. One or more additional members may be admitted to the Company with the consent of the Member, and this Agreement shall thereupon be amended, in a writing signed by the Member, as necessary or appropriate to reflect the fact that there is more than one Member.

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                  14. Tax Matters. The Member shall not permit the Company to elect, and the Company shall not elect, to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulations section 301.7701-3(a), or under any corresponding provision of state or local law.

                  15. Resignation. The Member may not resign from the Company.

                  16. Liability of the Member. Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

                  17. Exculpation. (a) Neither the Manager, any Authorized Person, nor any of their respective affiliates, directors, advisory directors, members, officers or em ployees (each, a "Covered Person"), shall be liable to the Company or the Member for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equi ty or otherwise.

                  (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person's or entity's professional or expert competence.

                  18. Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Com pany or to the Member, a Covered Person acting under this Agreement shall not be liable to the Company or to the Member for such Covered Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                  19. Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any costs and expenses (including attorneys' fees and disbursements), loss, liability, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted

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by such Covered Person in good faith on behalf of the Company. To the fullest extent permitted by applicable law, expenses (including attorneys' fees and disbursements) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the Company following a later determination that such Covered Person was not entitled to be indemnified hereunder.

                  20. Amendment, Waiver, Etc. This Agreement may not be amended or supplemented, and no waiver of or consent to departures from the provisions hereof shall be effective, unless set forth in a writing signed by all the Members of the Company at the time thereof.

                  21. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

                  22. Authorized Person. Jason Elfenbein (or such other person as may from time to time be designated by the Manager for such purpose) is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and cause to be filed the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                  23. Miscellaneous. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their successors and permitted assigns. Except as provided in Sections 17 and 19 herein with respect to the exculpation and indemnification of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their successors and permitted assigns. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

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                  IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

                                                     PMM GK INVESTMENT LLC

                                                     By:/s/ Paul M. Montrone
                                                        ------------------------
                                                        Paul M. Montrone
                                                        Member